Exhibit 6.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO KEYSTONE SOLUTIONS, INC. (THE “COMPANY”) THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 16, 2016, BY AND AMONG COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY NAMED THEREIN, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND THIS WARRANT. A COPY OF THE STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON REQUEST.

Warrant No. C-	Date of Issuance: January 25, 2017

KEYSTONE SOLUTIONS, INC.

Common Stock Purchase Warrant

KeyStone Solutions, Inc., (the “Company”), for value received, hereby certifies that                      (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 8 below) shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share (the “Exercise Price”) equal to $5.00. The shares of Common Stock issuable upon exercise of this Common Stock Purchase Warrant (the “Warrant”) are referred to hereinafter as the “Warrant Stock”.

This Warrant is issued pursuant to, and is subject to the terms and conditions of the Membership Interest Purchase Agreement among the Company and the other parties named therein dated as of January 25, 2017 (the “Agreement”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company an aggregate of 54,233 shares of Warrant Stock (subject to adjustment as provided herein).

2. Exercise.

(a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Exercise Price may be paid by cash, check wire or transfer of immediately available funds, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock to be represented by such certificates.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y (A - B)
A

Where	X = The number of shares of Warrant Stock to be issued to the Registered Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Warrant Stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 2(c), the fair market value of one share of Warrant Stock on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the product of (x) the initial “Price to Public” per share specified in the final prospectus with respect to the offering and (y) the number of shares of Warrant Stock;

(B) if (A) is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 8(b) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above (without giving effect to any adjustment thereto).

(e) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Warrant Stock with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Registered Holder shall have confirmed to the satisfaction of the Company in writing, that the Warrant Stock so purchased is being acquired solely for the Registered Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Registered Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

3. Adjustments.

(a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(d) Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments pursuant to this Section 3 which occur prior to the exercise of this Warrant.

4. Transfers.

(a) Unregistered Security. The Registered Holder acknowledges that this Warrant and the Warrant Stock have not been registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement filed by the Company in accordance with the terms of the Securities Act, as to the resale of this Warrant or such Warrant Stock, and registration or qualification of the resale of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an exemption from such registration and qualification requirements, the availability of which exemption shall be evidenced by an opinion of counsel in form and substance satisfactory to the Company. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. Notwithstanding the foregoing Section 4(a), the Registered Holder may not assign, pledge, or otherwise transfer this Warrant, in whole or in part without the Company’s prior written consent,. The Registered Holder further agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Warrant Stock, or any beneficial interest therein, without the Company’s prior written consent.

(c) Instructions Regarding Transfer Restrictions. The Registered Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 4.

(d) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Registered Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(e) Joinder to Stockholders Agreement. As a condition to the effectiveness of any transfer of this Warrant, the transferee shall be required to execute a counterpart to this Agreement, agreeing to be treated as and a joinder to the Stockholders Agreement, in the form attached hereto as Exhibit B or another form acceptable to the Company, duly executed by such transferee (unless such transferee is already a party to the Stockholders Agreement). Any transfer of this Warrant not in accordance with this Section 4(e) shall be void.

5. Other Representations of Registered Holder. With respect to this Warrant, Registered Holder represents and warrants to the Company as follows:

(a) Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that acquisition of this Warrant and investment in the Warrant Stock involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Registered Holder any and all written information it has requested; the officers of the Company have answered to Registered Holder’s satisfaction all inquiries made by it; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company; it can afford to bear the economic risk of holding the unregistered Warrant and Warrant Stock for an indefinite period of time and has adequate means for providing for its current needs and contingencies; and can afford to suffer a complete loss of its investment in the Warrant and Warrant Stock.

(b) Investment. It is acquiring this Warrant and the Warrant Stock for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the Warrant Stock, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Restrictions on Resales. It acknowledges that the Warrant Stock must be held indefinitely unless the resale of such Warrant Stock is subsequently registered on an effective registration statement with the SEC under the Securities Act, or an exemption from such registration requirements is available for such resale. The Registered Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits the resale of restricted securities subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); the filing of a Form 144 notice, if applicable; and analyses relating to whether the Company was ever a “shell company” as referred to in Rule 144(i) . The Registered Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Registered Holder wishes to sell the Warrant Stock and that, in such event, the Registered Holder may be precluded from selling the Warrant Stock under Rule 144 even if the other applicable requirements of Rule 144 and this Warrant have been satisfied. The Registered Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Warrant Stock. The Registered Holder understands that, although Rule 144 is not an exclusive safe harbor, the SEC has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from the applicable registration requirements is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(d) Access to Data. It has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had the opportunity to inspect the Company’s facilities.

(e) Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(f) No “Bad Actor” Disqualification. Neither (i) the Registered Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Registered Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.

6. Lock-Up Agreement. In connection with any public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Registered Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the National Association of Security Dealers, Inc. and Rule 472(f)(4) of the New York Stock Exchange) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

7. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. When issued in accordance with the terms hereof against payment in full of the aggregate Exercise Price therefor, the Warrant Stock will duly and validly issued, fully paid and will be free and clear of all liens, claims and encumbrances except as set forth in the Company’s Stockholders’ Agreement and such other liens, claims and encumbrances as may be created by the holder of the Warrant.

8. Termination. This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate on January 25, 2022 (the “Expiration Date”).

9. Notices of Certain Transactions. In case:

(a) the Company shall set a record date for the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company,

(c) of any other event which would constitute a Termination Event,

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(e) of any redemption of the Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant),

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption, conversion or other Termination Event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. No Rights as Stockholder. Nothing contained herein shall entitle the Registered Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the securities purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

12. No Fractional Shares. No fractional shares of Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) on the date of exercise, as determined in good faith by the Company’s Board of Directors.

13. Change of Control. In the event of a Change of Control of the Company, if the shares of Common Stock of the Company become convertible or exchangeable for the shares of Common Stock of another company (the “Change of Control Company”), whether by virtue of the Chage of Control Company being the merged, consolidated, surviving, controlling or other entity in a transaction constituting a Change of Control, then this Warrant shall be converted into and exchangeable for a warrant to purchase shares of the common stock of the Change of Control Company; provided, further, that price per share of common stock of the Change of

Control Company purchasable pursuant to this section will be calculated based upon the following formula: the numerator shall be $5.00 and the denominator shall be the number of shares for which each share of the Company is exchanged or, at the option of the Registered Holder, in accordance with Section 2.c above. It shall be the obligation of the Company to assure and effectuate the foregoing, to advise all parties to the Change of Control of this obligation and the rights of the Registered Holder hereunder, and to obtain the written assumption by the Change of Control Company of this Warrant and the obligations of the Company hereunder and to provide a copy thereof to the Registered Holder. For purposes of this Warrant, the term “Change of Control” shall mean any of the following:

(a) a merger, consolidation or statutory share exchange in which (1) the Company is a constituent party or (2) a subsidiary of the Company is a constituent party and the Company issues capital shares pursuant to such merger or consolidation, pursuant to which the equityholders of the Company as constituted immediately prior to such transaction will not own a majority, by voting power, of the capital shares of (x) the surviving or resulting entity or (y) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent corporation of such surviving or resulting entity;

(b) the sale, exchange, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, whether occurring as part of a single transaction or a series of related transactions, or the disposition (and whether by merger or otherwise) of one or more subsidiaries if substantially all of the assets of the Company and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, exchange, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of such Person; or

(c) a transaction or series of transactions pursuant to which any Person(s) acting together becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, or any successor provisions thereto), directly or indirectly, of more than fifty percent (50%) of the Common Stock of the Company.

14. Miscellaneous.

(a) Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

(b) Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

(c) Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(d) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Registered Holder under this Warrant shall survive exercise of this Warrant.

(e) Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(f) Jurisdiction and Venue. Each of the Registered Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York, to the extent subject matter jurisdiction exists therefor, or, but only if jurisdiction does not exist in the Southern District of New York, the Supreme Court of the State of New York, County of Sullivan, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

(g) Waiver of Jury Trial. EACH OF THE REGISTERED HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(h) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Registered Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(i) Equitable Relief. Each of the Company and the Registered Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

(j) Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the Company and the successors of the Company.

(k) No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Registered Holder and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

(l) No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(m) Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

(n) Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Date of Issuance first written above.

COMPANY:

KEYSTONE SOLUTIONS, INC.

By:
Name:	Robert A. Berman
Title:	Chief Executive Officer

Address:	14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151

Copy To:	Morris DeFeo Crowell & Moring, LLP 1001 Pennsylvania Avenue NW Washington, D.C. 20004

Accepted and agreed,

REGISTERED HOLDER:

By:
Name:

[Signature page to Warrant]

EXHIBIT A

PURCHASE/EXERCISE FORM

To: KEYSTONE SOLUTIONS, INC.	Dated: , 20

The undersigned, pursuant to the provisions set forth in the attached Warrant No. C—, hereby irrevocably elects to (choose one):

             (a) purchase                      shares of the Common Stock covered by such Warrant and herewith makes payment of $        , representing the full Exercise Price for such shares at the price per share provided for in such Warrant, or

             (b) exercise such Warrant for                      shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed and agreed to the terms and conditions in this Warrant, including all representations, warranties and covenants contained therein, and by its signature below hereby represents and warrants to the Company that such representations and warranties contained therein continue to be true and correct as of the date first written above in this Purchase/Exercise Form.

Signature:

Name (print):

Title (if applicable):

Company (if applicable):

EXHIBIT B

JOINDER TO STOCKHOLDERS AGREEMENT

JOINDER dated as of [                    ], 20     (the “Joinder”) to the Stockholders’ Agreement of KeyStone Solutions, Inc. (the “Company”) dated as of March 16, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company and the Stockholders party thereto (individually, a “Stockholder” and collectively, the “Stockholders”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Section 3.1 of the Agreement provides that a holder of Equity Securities in the Company may become a party to the Agreement by the execution and delivery to the Company of a counterpart to the Agreement to evidence its written acceptance of the terms and provisions of the Agreement. The undersigned (the “New Stockholder”) is executing this Joinder in accordance with the requirements of the Agreement to become a Stockholder under the Agreement.

Accordingly, the Company and the New Stockholder agree as follows:

SECTION 1. In accordance with Section 3.1 of the Agreement, the New Stockholder by its signature below becomes an Other Stockholder and a Stockholder under the Agreement with the same force and effect as if originally named therein as a Stockholder, and the New Stockholder hereby agrees to be bound by and subject to all of the terms and conditions specified in the Agreement as a Stockholder thereunder. Each reference to a “Stockholder” and to an “Other Stockholder” in the Agreement shall be deemed to include the New Stockholder. The Agreement is hereby incorporated herein by reference.

SECTION 2. The New Stockholder represents and warrants to the Company and the other Stockholders that this Joinder and the Agreement constitute the legal, valid and binding obligation of the New Stockholder, enforceable against the New Stockholder in accordance with its terms.

SECTION 3. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 4. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in Section 4.10 of the Agreement.

IN WITNESS WHEREOF, the New Stockholder has duly executed this Joinder to the Agreement as of the day and year first above written.

[NEW STOCKHOLDER]

By:
Name:
Title:

New Stockholder Address

Attention:
Facsimile: